UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2020

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1	AEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer, President and Director

On January 9, 2020, American Equity Investment Life Holding Company (the “Company”) announced the appointment of Anant Bhalla, age 41, to the position of President, effective as of January 27, 2020 and Chief Executive Officer, effective as of March 1, 2020.

Mr. Bhalla is a seasoned industry executive with nearly two decades of experience in publicly traded companies across insurance, asset management and wealth management sectors. Most recently, Mr. Bhalla has been a partner of Bhalla Capital Partners, focused on bringing together private capital and asset management capabilities to serve core unmet needs in the global life insurance sector. From 2016 – 2019, he served as Executive Vice President and Chief Financial Officer of Brighthouse Financial, Inc., the publicly traded spin-off of MetLife’s U.S. individual life and annuity business. He joined MetLife in 2014 as its Chief Financial Officer of Retail business. He played a broad role in MetLife’s strategic direction of that business and co-led the creation of Brighthouse Financial in 2016. At multiple insurers he has led the creation and execution of U.S. business strategy, covering products, distribution and asset management. This included entering new markets and product categories. During his tenure at Brighthouse Financial, Mr. Bhalla guided its migration from legacy variable annuity products into newer fixed index and structured annuity products and market segments. Prior to MetLife, Mr. Bhalla served in numerous senior roles including Chief Risk Officer, Treasurer and other management roles at Fortune 500 companies, including American International Group, Lincoln National Corporation, and Ameriprise Financial.

Mr. Bhalla received a Bachelor of Business Administration from Madras University, India and an MBA from S.P. Jain Institute of Management and Research, India.

On January 8, 2020, the Board of Directors (the “Board”) increased the size of the Board from eleven (11) to twelve (12) directors effective January 27, 2020. Mr. Bhalla has been appointed by the Board to fill the vacancy created by the increase in the number of directors. Mr. Bhalla will serve as a Class I director and his initial term will expire on the date of the Company’s next annual meeting of shareholders. Mr. Bhalla has been appointed to the Executive and Investment Committees of the Board. Mr. Bhalla will not receive compensation for his services as a member of the Board. Mr. Bhalla’s financial expertise, proven public company strategic leadership, and extensive knowledge of, and background in, the Company’s industry and business led the Board to conclude that Mr. Bhalla should serve as a director of the Company.

Mr. Bhalla will be paid an annual base salary of $850,000 and will participate in the Company’s Short-Term Performance Incentive Plan and Long-Term Performance Incentive Plan. His target bonus opportunity under the Short-Term Performance Incentive Plan will be 150% of his base salary with a maximum bonus of 300% of his base salary. He will receive equity grants under the Long-Term Performance Incentive Plan equal to 275% of his base salary.

The Company will grant Mr. Bhalla (i) an option to purchase 50,000 shares of the Company’s common stock, which will have a five-year vesting period; and (ii) an initial grant of restricted stock units with an aggregate value of $500,000 (the “Initial RSUs”). Fifty percent (50%) of the Initial RSUs will be subject to a one-year vesting period and the remaining 50% will be subject to a two-year vesting period.

Mr. Bhalla will receive a three year Change in Control Agreement. The form of such agreement will be the Form of Change in Control Agreement filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on February 22, 2019, which is incorporated herein by reference.

The employment relationship with Mr. Bhalla is at-will, meaning that either the Company or Mr. Bhalla may terminate the relationship at any time for any reason, with or without cause. In the event the Company terminates Mr. Bhalla’s employment other than for cause, death or disability, and subject to his execution and the non-revocability of a release of claims, Mr. Bhalla will receive severance pay in an amount equal to the sum of (a) twenty-four months of his base salary and (b) his target Short-Term Performance Incentive Plan bonus opportunity for the year in which his employment terminates, subject to payroll withholding and deduction.

The foregoing description of the employment relationship with Mr. Bhalla is a summary of certain terms contained in an offer letter with Mr. Bhalla dated January 2, 2020 (the “Offer Letter”) and is qualified in its entirety by the full text of the Offer Letter filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

There are no other arrangements or understandings between Mr. Bhalla and any other person pursuant to which Mr. Bhalla was appointed as President and Chief Executive Officer and as a director of the Company, and there are no familial relationships between Mr. Bhalla and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Additionally, there have been no transactions involving the Company since the beginning of the Company’s fiscal year in which Mr. Bhalla, or his immediate family members, had or will have a direct or indirect material interest.

Resignation of Chief Executive Officer and President

On January 9, 2020, the Company also announced that John M. Matovina, the Chairman of the Board, resigned as President, effective as of January 27, 2020, and Chief Executive Officer, effective as of March 1, 2020. Mr. Matovina’s resignation is not the result of any disagreement with the Company and is not related to the Company’s operational performance or financial condition. Mr. Matovina will remain on the Board as non-executive Chairman.

Section 7 – Regulation FD

Item 7.01             Regulation FD Disclosure.

On January 9, 2020, the Company issued a press release announcing the matters described above which is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1943, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01             Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

10.1	Offer Letter dated January 2, 2020 by and between American Equity Investment Life Holding Company and Anant Bhalla

99.1	Press Release of American Equity Investment Life Holding Company, dated January 9, 2020

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE
HOLDING COMPANY

	By:	/s/ Renee D. Montz
Renee D. Montz
Executive Vice President, General Counsel & Secretary
Date: January 9, 2020

3